Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter Results

BAR HARBOR, MAINE - May 4, 2017 -- Bar Harbor Bankshares (NYSE: BHB) reported $0.29 in first quarter 2017 GAAP earnings per share, net of non-core charges (after-tax) totaling $0.14 per share, which were primarily related to merger-related costs. Core earnings per share totaled $0.43 during the quarter. Core earnings are a non-GAAP measure which excludes non-core items that are not considered part of the normalized operations of the Company. Per share information includes the impact of 4.2 million shares issued as merger consideration to Lake Sunapee Bank Group (“Lake Sunapee”) shareholders, and a three-for-two stock-split paid as a large stock dividend during the quarter. Earnings per share for comparative periods were adjusted for the stock-split.

FIRST QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	$3.4 billion in total assets, including $1.6 billion added with the Lake Sunapee acquisition

•	13% annualized organic total loan growth (non-GAAP measure)

•	20% annualized organic commercial loan growth (non-GAAP measure)

•	3.11% net interest margin compared to 2.89%, on a tax equivalent basis (non-GAAP measure)

•	$0.43 core earnings per share ($0.29 GAAP) compared to $0.41 ($0.28 GAAP)

•	0.19% non-performing assets/total assets and 0.25% non-performing loans to total loans

•	0.06% net loan charge-offs /average loans

President and Chief Executive Officer, Curtis C. Simard stated, “The first quarter of the year was very strong with double-digit total organic loan growth in addition to the $1.2 billion in total loans acquired from Lake Sunapee. The acquisition was completed mid-January as planned, and the systems integration is on target for later this month. The Company has nearly doubled in size with core earnings growing as a result of positive operating leverage from business expansion and disciplined expense management. Net interest

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margin expanded during the quarter as a result of the growth in higher yielding commercial loan balances and a lower cost of funds from the acquired deposit base.”

Mr. Simard continued, “We look forward to delivering on the opportunities in our expanded footprint and remain focused on creating shareholder value as we maximize operational efficiencies and continue to pursue profitable growth across all business lines and within non-interest income categories. The strong results of our first quarter position us well to achieve this in 2017.”

RESULTS OF OPERATIONS

GAAP earnings increased to $4.2 million in the first quarter from $2.6 million in the linked quarter primarily due to the impact of including the operations from Lake Sunapee beginning January 14, 2017. Core income, which is a non-GAAP measure excluding merger and acquisition related costs tax effected, was $6.2 million in the first quarter compared to $3.8 million in the linked quarter. All revenue and expense categories increased over the prior quarter as a result of the acquisition. Net interest income was affected positively by a 11 bpt increase in the yield from earning assets and a 15 bpt decrease in costs from interest bearing liabilities. The yield on earning assets benefited from the growth of the Company’s commercial loan portfolio as well as purchased loan accretion. The cost of interest-bearing liabilities decreased to 0.71% from 0.86% in the linked quarter and 0.83% in the first quarter of 2016 primarily as a result of Lake Sunapee’s lower deposit cost structure. Overall, net interest margin improved to 3.11% from 2.89% in the linked quarter, and 3.09% in the first quarter of 2016. Excluding purchased loan accretion, net interest margin was 3.08%.

Total non-interest income increased $3.9 million to $5.9 million compared to $2.0 million in the prior quarter. With the addition of Charter Trust Company from the acquisition, trust and investment management fees increased $1.9 million in the current quarter. Customer service fees increased $1.2 million compared to the prior quarter also as a result of the acquisition given the broader customer deposit base and higher number of ATM transactions.

Non-interest expense increased $10.4 million in the current quarter as a result of the merger related expense and include costs of the newly acquired operations. Full time equivalent staff totaled 376 as of first quarter end compared to 186 at the start of the year. The efficiency ratio (a non-GAAP financial measure) was 63.0% compared to 61.0% in the prior quarter and 58.0% in the first quarter of 2016. The increase reflects the investments in infrastructure and key employees as the Company expands its operations across a broader footprint and as a larger revenue producing institution.

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The effective tax rate increased to 26.0% during the first quarter compared to 14% in the linked quarter reflecting higher pretax income and a higher statutory rate applied to earnings apportioned in the state of New Hampshire as a result of the acquisition. A discrete tax adjustment reduced the quarterly rate by 4.2% based on the revaluation of the Company’s net deferred tax assets to the New Hampshire state rate.

FINANCIAL CONDITION

Total assets increased to $3.4 billion at March 31, 2017 from $1.8 billion in the prior quarter. All major categories of assets, liabilities and equity increased due to the acquired balances which included $1.2 billion in loans, $155.6 million in securities, $1.2 billion in deposits, and $182 million in equity as a result of the common share issuance to Lake Sunapee shareholders. Excluding the impact of the acquired balances, total loans increased 13.3% on an annualized basis with 20.0% annualized growth in commercial loans led mostly by commercial installment loans. The loan to deposit ratio increased slightly to 109% from 108% in the previous linked quarter despite the strong levels of loan growth and the seasonal lows in deposits typically experienced in the first quarter.

The Company’s book value per share increased to $22.17 from $17.19 in the fourth quarter while tangible book value per share, a non-GAAP financial measure, decreased to $15.07 from $16.61 as a result of the shares issued with the acquisition. Asset quality continues to be strong as non-accruing loans to total loans decreased to 0.25% from 0.58% in the previous quarter and net charge-offs to total loans remains at 0.06%.

BACKGROUND

Bar Harbor Bankshares (NYSE MKT: BHB) is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

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FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included beginning on page I in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger and acquisition of Lake Sunapee Bank Group consists primarily of severance and retention cost, systems conversion and integration costs, and professional fees. The Company’s disclosure of organic growth of loans in 2017 is also adjusted for the business combination with Lake Sunapee Bank Group.

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CONTACT
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

Marsha Sawyer
Investor Relations; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED
	At or for the Quarters Ended (1)(2)
	Mar 31, 2017 (3)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
PER SHARE DATA
Net earnings, diluted	$0.29	$0.28	$0.40	$0.47	$0.48
Core earnings, diluted (4)	0.43	0.41	0.34	0.39	0.38
Total book value	22.17	17.19	18.09	18.27	17.81
Tangible book value (4)	15.07	16.61	17.51	17.67	17.21
Market price at period end	33.08	31.55	24.48	23.40	22.15
Dividends	0.187	0.187	0.183	0.180	0.177

PERFORMANCE RATIOS (5)
Return on assets	0.50%	0.59%	0.86%	1.04%	1.09%
Core return on assets (4)	0.74	0.87	0.73	0.85	0.86
Return on equity	5.34	6.36	8.78	10.67	11.12
Core return on equity (4)	7.88	9.34	7.49	8.72	8.76
Core return on tangible equity (4)	12.24	9.66	7.75	9.03	9.07
Net interest margin, fully taxable equivalent (FTE) (6)	3.11	2.89	2.84	3.04	3.09
Net interest margin (FTE), excluding purchased loan accretion (4)	3.08	2.89	2.84	3.04	3.09
Efficiency ratio (4)	0.63	0.61	0.62	0.60	0.58

GROWTH (Year-to-date)
Total commercial loans, (organic annualized)	20.0%	14.9%	3.3%	(0.1)%	17.8%
Total loans, (organic annualized)	13.3	15.0	15.0	16.9	6.7
Total deposits, (organic annualized)	(10.2)	6.5	17.7	11.3	8.4

FINANCIAL DATA (In millions)
Total assets	$3,427	$1,755	$1,718	$1,688	$1,622
Total earning assets	3,139	1,683	1,649	1,608	1,563
Total investments	767	554	561	559	556
Total loans	2,372	1,129	1,088	1,049	1,007
Allowance for loan losses	11	10	10	10	10
Total goodwill and intangible assets	109	5	5	5	5
Total deposits	2,174	1,050	1,034	990	963
Total shareholders' equity	341	157	164	165	161
Net income	4	3	4	4	4
Core income (4)	6	4	3	4	3

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.06%	(0.03)%	(0.03)%	0.03%	0.04%
Allowance for loan losses/total loans	0.46	0.92	0.93	0.94	0.98
Loans/deposits	109	108	105	106	105
Shareholders' equity to total assets	9.95	8.93	9.57	9.79	9.90
Tangible shareholders' equity to tangible assets (4)	6.99	8.65	9.29	9.50	9.60

(1)	Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charge charges primarily related to acquisitions. See table I.

(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear in table I.

(3)	The Company acquired Lake Sunapee Bank Group on January 13, 2017.

(4)	Non-GAAP financial measure. See table I for reconciliations of non-GAAP financial measures.

(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

(6)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

A

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
	Mar 31,	December 31,
(In thousands)	2017 (1)	2016
Assets
Cash and due from banks	$29,245	$8,219
Interest-bearing deposit with the Federal Reserve Bank	12,781	220
Total cash and cash equivalents	42,026	8,439
Securities available for sale, at fair value	724,224	528,856
Federal Home Loan Bank stock	42,404	25,331
Total securities	766,628	554,187
Commercial real estate	779,834	418,289
Commercial installment	309,995	151,240
Residential real estate	1,155,436	506,612
Consumer installment	127,370	53,093
Net deferred loan costs and fees	(199)	(170)
Total loans	2,372,436	1,129,064
Less: Allowance for loan losses	(10,884)	(10,419)
Net loans	2,361,552	1,118,645

Premises and equipment, net	45,581	23,419
Other real estate owned	363	90
Goodwill	99,901	4,935
Other intangible assets	9,282	377
Cash surrender value of bank-owned life insurance	56,627	24,450
Deferred tax asset, net	14,158	5,990
Other assets	31,365	14,817
Total assets	$3,427,483	$1,755,349

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$196,579	$98,856
NOW deposits	242,876	175,150
Money market deposits	664,408	77,623
Savings deposits	349,491	282,234
Time deposits	720,899	416,437
Total deposits	2,174,253	1,050,300

Senior borrowings	842,150	531,596
Subordinated borrowings	43,078	5,000
Total borrowings	885,228	536,596

Other liabilities	26,954	11,713
Total liabilities	3,086,435	1,598,609

Total common shareholders' equity	341,048	156,740
Total liabilities and shareholders' equity	$3,427,483	$1,755,349

Net shares outstanding	15,385	9,116

(1)	The Company acquired Lake Sunapee Bank Group on January 13, 2017.

(2)	Adjusted for 3-for-2 stock-split March 2017.

B

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED
LOAN ANALYSIS

(in thousands)	March 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	December 31, 2016 Balance	Organic Annualized Growth % (1)Quarter ended March 31, 2017
Commercial real estate	779,834	345,586	418,289	15.3%
Commercial installment	236,327	89,258	135,394	34.5%
Total commercial loans	1,016,161	434,844	553,683	20.0%
Residential real estate	1,155,436	650,904	506,612	(1.6)%
Consumer installment	127,370	75,590	53,093	(9.9)%
Tax exempt and other	73,469	44,611	15,676	336.4%
Total loans	2,372,436	1,205,949	1,129,064	13.3%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank loans are as of January 13, 2017.

DEPOSIT ANALYSIS

(in thousands)	March 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	December 31, 2016 Balance	Organic Annualized Growth % (1)Quarter ended March 31, 2017
Demand	$196,579	$88,853	$98,856	35.9%
NOW	242,876	39,989	175,150	63.3%
Money market	349,491	103,142	282,234	(50.9)%
Savings	664,408	626,943	77,623	(206.9)%
Total non-maturity deposits	1,453,354	858,927	633,863	(24.9)%
Total time deposits	720,899	291,684	416,437	12.3%
Total deposits	$2,174,253	$1,150,611	$1,050,300	(10.2)%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank Deposits are as of January 13, 2017.

C

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(In thousands, except per share data)	2017	2016
Interest and dividend income
Loans	$21,194	$10,083
Securities and other	4,991	4,081
Total interest and dividend income	26,185	14,164
Interest expense
Deposits	2,210	1,577
Borrowings	2,603	1,251
Total interest expense	4,813	2,828
Net interest income	21,372	11,336
Provision for loan losses	795	465
Net interest income after provision for loan losses	20,577	10,871
Non-interest income
Trust and investment management fee income	2,864	948
Insurance and brokerage service income	364	—
Customer service fees	1,360	211
Gain on sales of securities, net	—	1,436
Bank-owned life insurance income	399	225
Other income	959	508
Total non-interest income	5,946	3,328
Non-interest expense
Salaries and employee benefits	10,321	5,017
Occupancy and equipment	2,666	1,158
Loss on sales of premises and equipment, net	95	—
FDIC insurance assessments	380	217
Outside services	597	110
Professional services	440	124
Communication	368	93
Amortization of intangible assets	157	1
Merger expenses	3,112	—
Other expenses	2,695	1,277
Total non-interest expense	20,831	7,997

Income before income taxes	5,692	6,201
Income tax expense	1,481	1,796
Net income	$4,211	$4,405

Earnings per share:
Basic (1)	$0.29	$0.49
Diluted (1)	$0.29	$0.48

Weighted average shares outstanding:
Basic (1)	14,471	9,014
Diluted (1)	14,591	9,122

(1) Adjusted for 3-for-2 stock-split, March 2017

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(In thousands, except per share data)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Interest and dividend income
Loans	$21,194	$11,026	$10,295	$10,249	$10,083
Securities and other	4,991	3,820	3,828	4,105	4,081
Total interest and dividend income	26,185	14,846	14,123	14,354	14,164
Interest expense
Deposits	2,210	1,768	1,755	1,599	1,577
Borrowings	2,603	1,421	1,369	1,373	1,251
Total interest expense	4,813	3,189	3,124	2,972	2,828
Net interest income	21,372	11,657	10,999	11,382	11,336
Provision for loan losses	795	225	139	150	465
Net interest income after provision for loan losses	20,577	11,432	10,860	11,232	10,871
Non-interest income
Trust and investment management fee income	2,864	951	975	955	948
Insurance and brokerage service income	364	—	—	—	—
Customer service fees	1,360	188	215	252	211
Gain on sales of securities, net	—	9	1,354	1,699	1,436
Bank-owned life insurance income	399	163	197	118	225
Other income	959	724	631	590	508
Total non-interest income	5,946	2,035	3,372	3,614	3,328
Non-interest expense
Salaries and employee benefits	10,321	5,127	4,832	4,799	5,017
Occupancy and equipment	2,666	1,144	1,156	1,152	1,158
Loss on sales of premises and equipment,net	95	32	216	—	—
FDIC insurance assessments	380	210	160	218	217
Outside services	597	337	181	139	110
Professional services	440	405	250	710	124
Communication	368	94	128	271	93
Amortization of intangible assets	157	1	1	1	1
Merger expenses	3,112	1,838	320	492	—
Other expenses	2,695	1,269	1,506	949	1,277
Total non-interest expense	20,831	10,457	8,750	8,731	7,997

Income before income taxes	5,692	3,010	5,482	6,115	6,201
Income tax expense	1,481	426	1,850	1,804	1,796
Net income	$4,211	$2,584	$3,632	$4,311	$4,405

Earnings per share:
Basic (1)	$0.29	$0.28	$0.40	$0.48	$0.49
Diluted (1)	$0.29	$0.28	$0.40	$0.47	$0.48

Weighted average shares outstanding:
Basic (1)	14,471	9,096	9,064	9,032	9,014
Diluted (1)	14,591	9,215	9,162	9,129	9,122

(1) Adjusted for 3-for-2 stock split, March 2017

E

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Earning assets
Loans	4.00%	3.94%	3.89%	4.03%	4.03%
Securities and other	3.01	3.01	3.07	3.37	3.46
Total earning assets	3.76	3.65	3.62	3.80	3.83

Funding liabilities
Interest bearing deposits	0.48%	0.76%	0.78%	0.76%	0.72%
Borrowings	1.25	1.05	1.06	0.99	1.03
Total interest-bearing liabilities	0.71	0.86	0.88	0.85	0.83

Net interest spread	3.04%	2.79%	2.74%	2.95%	3.00%
Net interest margin	3.11	2.89	2.84	3.04	3.09

F

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(In thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Assets
Total loans (1)	$2,346,340	$1,119,065	$1,058,253	$1,028,748	$1,011,934
Securities and other (2)	746,653	556,365	551,456	546,917	532,084
Total earning assets	3,092,993	1,675,430	1,609,709	1,575,665	1,544,018
Cash and due from banks	25,556	5,976	5,819	5,400	4,737
Allowance for loan losses	(10,584)	(10,336)	(10,095)	(10,036)	(9,774)
Goodwill and other intangible assets	109,261	5,324	5,347	5,370	5,393
Other assets	122,396	71,807	78,755	75,177	73,155
Total assets	$3,339,622	$1,748,201	$1,689,535	$1,651,576	$1,617,529

Liabilities and shareholders' equity
Total interest-bearing deposits	$1,955,149	$930,983	$897,703	$845,042	$881,001
Borrowings	856,328	537,818	514,999	557,593	488,993
Total interest-bearing liabilities	2,811,477	1,468,801	1,412,702	1,402,635	1,369,994
Non-interest-bearing demand deposits	191,565	108,961	103,971	80,119	81,697
Other liabilities	21,131	7,929	7,376	7,147	7,317
Total liabilities	3,024,173	1,585,691	1,524,049	1,489,901	1,459,008

Total shareholders' equity	315,449	162,510	165,486	161,675	158,521

Total liabilities and shareholders' equity	$3,339,622	$1,748,201	$1,689,535	$1,651,576	$1,617,529

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

(3)	See table I for calculation

G

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$2,354	$2,564	$2,478	$1,900	$2,093
Commercial installment	451	315	276	190	190
Residential real estate	3,066	3,419	3,429	3,157	3,734
Consumer installment	160	198	219	225	291
Total non-accruing loans	6,031	6,496	6,402	5,472	6,308
Other real estate owned	363	90	189	209	256
Total non-performing assets	$6,394	$6,586	$6,591	$5,681	$6,564

Total non-accruing loans/total loans	0.25%	0.58%	0.59%	0.52%	0.63%
Total non-performing assets/total assets	0.19	0.38	0.38	0.34	0.40

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$10,419	$10,103	$9,891	$9,814	$9,439
Charged-off loans	(344)	(28)	(120)	(99)	(164)
Recoveries on charged-off loans	14	119	193	26	74
Net loans charged-off	(330)	91	73	(73)	(90)
Provision for loan losses	795	225	139	150	465
Balance at end of period	$10,884	$10,419	$10,103	$9,891	$9,814

Allowance for loan losses/total loans	0.46%	0.92%	0.93%	0.94%	0.98%
Allowance for loan losses/non-accruing loans	180.5	160.4	157.8	180.8	155.6

NET LOAN CHARGE-OFFS
Commercial real estate	$(103)	$5	$(77)	$7	$(28)
Commercial installment	(17)	89	156	2	(48)
Residential real estate	(198)	8	(11)	(83)	(11)
Consumer installment	(12)	(11)	5	1	(3)
Total, net	$(330)	$91	$73	$(73)	$(90)

Net charge-offs (QTD annualized)/average loans	0.06%	(0.03)%	(0.03)%	0.03%	0.04%
Net charge-offs (YTD annualized)/average loans	0.06	—	0.01	0.03	0.04

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.33%	0.54%	0.15%	0.32%	0.30%
90+ Days delinquent and still accruing	—	—	—	0.01	—
Total accruing delinquent loans	0.33	0.54	0.15	0.33	0.30
Non-accruing loans	0.25	0.58	0.59	0.52	0.63
Total delinquent and non-accruing loans	0.58%	1.12%	0.74%	0.85%	0.93%

H

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Net income		$4,211	$2,584	$3,632	$4,311	$4,405
Adj: Security Gains		—	(9)	(1,354)	(1,699)	(1,436)
Adj: Loss on sale of fixed assets, net		95	32	216	—	—
Adj: Merger and acquisition expense		3,112	1,838	320	492	—
Adj: Income taxes		(1,205)	(651)	286	422	503
Total core income	(A)	$6,213	$3,794	$3,100	$3,526	$3,472

Net-interest income		$21,372	$11,657	$10,999	$11,382	$11,336
Plus: Non-interest income		5,945	2,035	3,372	3,614	3,328
Total Revenue		27,317	13,692	14,371	14,996	14,664
Adj: Net security gains		—	(9)	(1,354)	(1,699)	(1,436)
Total core revenue	(B)	$27,317	$13,683	$13,017	$13,297	$13,228

Total non-interest expense		$20,831	$10,457	$8,750	$8,731	$7,998
Less: Total non-core expense (see above)		(3,112)	(1,838)	(320)	(492)	—
Core non-interest expense	(C)	$17,719	$8,619	$8,430	$8,239	$7,998

(in millions, except per share data)
Total average assets	(D)	$3,340	$1,748	$1,690	$1,652	$1,618
Total average shareholders' equity	(E)	315	163	165	162	159
Total average tangible shareholders' equity	(F)	206	157	160	156	153
Total tangible shareholders' equity, period-end (1)	(G)	232	151	159	160	155
Total tangible assets, period-end (1)	(H)	3,318	1,750	1,713	1,682	1,617

Total common shares outstanding, period-end (thousands)	(I)	15,385	9,116	9,084	9,045	9,017
Average diluted shares outstanding (thousands)	(J)	14,591	9,215	9,162	9,129	9,122

Core earnings per share, diluted	(A/J)	$0.43	$0.41	$0.34	$0.39	$0.38
Tangible book value per share, period-end	(G/I)	15.07	16.61	17.51	17.67	17.21
Total tangible shareholders' equity/total tangible assets	(G)/(H)	6.99	8.65	9.29	9.50	9.60

Performance ratios (2)
GAAP return on assets		0.50%	0.59%	0.86%	1.04%	1.09%
Core return on assets	(A/D)	0.74	0.86	0.70	0.85	0.86
GAAP return on equity		5.34	6.36	8.78	10.67	11.12
Core return on equity	(A/E)	7.88	9.29	7.15	8.72	8.76
Core return on tangible equity (3)	(A/F)	12.24	9.60	7.39	9.03	9.07
Efficiency ratio (4)(5)	(C-M)/(B+N)	0.63	0.61	0.62	0.60	0.58
Net interest margin		3.11	2.89	2.84	3.04	3.09

Supplementary data (in thousands)
Fully taxable equivalent income adjustment	(N)	$754	$519	$511	$526	$537
Intangible amortization	(M)	157	1	1	1	1

I

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.
Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due  to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 37.57% in 2017 and 35.0% in 2016, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

J